Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144423, 333-136416, 333-136415, 333-129522, 333-119525, 333-119524, 333-104261, 333-07957, 333-98307, 333-75215, 333-46324, 333-98309, 333-73586, 333-73576 and 333-153349) and Form S-3 (No. 333-143324, 333-115627, 333-98237, 333-157164 and 333-150585) of Neurogen Corporation of our report dated March 31, 2009 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, CT
March 31, 2009